SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): March 10, 1997

                               DI INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        TEXAS                               1-8226                             74-2144774
(STATE OF INCORPORATION)            (COMMISSION FILE NUMBER)         (IRS EMPLOYER IDENTIFICATION NO.)

                            450 GEARS ROAD, SUITE 625
                              HOUSTON, TEXAS 77077
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  713/874-0202
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.     OTHER EVENTS

                PENDING ACQUISITION OF GREY WOLF DRILLING COMPANY

GENERAL

      DI Industries, Inc., a Texas corporation ("DI") has entered into an agreement to acquire by merger Grey Wolf Drilling Company, a Texas corporation ("Grey Wolf") for up to $61.6 million in cash and approximately 14.0 million shares of DI's common stock, par value $.10 per share (the "DI Common Stock"). Both the cash and DI Common Stock components of the merger consideration are subject to material adjustment in certain instances, as described further below. The terms and conditions of the pending acquisition are set forth in an Agreement and Plan of Merger (the "Merger Agreement") executed on Friday, March 7, 1997, by and among DI, Grey Wolf and DI's wholly-owned subsidiary, Drillers, Inc., a Texas corporation (the "Purchaser"). Pursuant to the Merger Agreement, Grey Wolf will be merged with and into the Purchaser following approval of the Merger by the shareholders of Grey Wolf, and the satisfaction or waiver, if permitted, of the other conditions to the Merger.

GREY WOLF DRILLING COMPANY

      Founded in 1919, Grey Wolf is a leading onshore oil and gas drilling contractor in South Louisiana and along the Texas Gulf Coast. Grey Wolf employs approximately 400 people, substantially all of whom are expected to be offered continued employment by the Purchaser following closing of the Merger. The executive offices of Grey Wolf are located in Houston, Texas and a field office is operated in Lafayette, Louisiana. Grey Wolf's principal operating assets are its fleet of 18 deep capacity, land drilling rigs, related equipment and vehicles. Each of Grey Wolf's 17 operational rigs are presently working in either South Louisiana or in the Texas Gulf Coast and the 18th rig is presently under construction. Certain information concerning Grey Wolf's rig fleet is set forth in the table below:

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
                           GREY WOLF DRILLING COMPANY
                                    RIG FLEET

                                                                                 Rated
   Rig                                              Drive                       Drilling
  Number                Drawworks                   System           HP           Depth          Status
-----------   -------------------------------    -------------    ----------    -----------     ----------
     1        Continental-Emsco Electric C-II    Diesel             2,000         25,000        Working
                                                  electric

     2        National 1320 UE                   Diesel             2,000         25,000        Working
                                                  electric

     3        National 110 M                     Mechanical         2,000         18,000        Working

     4        National 1320 UE                   Diesel             2,000         25,000        Working
                                                  electric

     5        Continental-Emsco Electric C-II    Diesel             2,000         25,000        Working
                                                  electric

     6        Continental-Emsco Electric C-II    Diesel             2,000         25,000        Working
                                                  electric

     7        Continental-Emsco Electric C-II    Diesel             2,000         25,000        Working
                                                  electric

     8        Continental-Emsco Electric C-II    Diesel             2,000         25,000        Working
                                                  electric

     9        Continental-Emsco Electric C-I     Mechanical         2,000         20,000        Working

    10        National 110 M                     Mechanical         2,200         18,000        Working

    11        National 110 UE                    SCR                1,500         16,000        Working

    12        Oilwell 760 E                      SCR                1,000         14,000        Working

    13        Oilwell 760 E                      SCR                1,000         14,000        Working

    14        Oilwell 860 M                      Mechanical         1,400         20,000        Working

    15        Continental-Emsco Electric C-I-II  Diesel             2,000         20,000        Working
                                                  electric

    16        Continental-Emsco Electric C-I--II Diesel             2,000         20,000        Working
                                                  electric

    17        Oilwell 840 E                      SCR                1,400         20,000        Working

    18        National 1320 UE                   SCR                2,000         25,000        Under construction

                   THE MERGER AGREEMENT AND RELATED CONTRACTS

      The terms and conditions of the Merger are contained in the Merger Agreement and other related contracts. The following is a summary of the terms of such agreements, each of which has been filed as an Exhibit to this report, and are incorporated herein by this reference. This summary is qualified in its entirely by reference to the complete text of the Merger Agreement and related contracts.

EFFECT OF THE MERGER

      Grey Wolf will be merged with and into the Purchaser as soon as practicable following the satisfaction or waiver, if permissible, of the conditions precedent to the Merger set forth in the Merger Agreement, all upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the relevant provisions of the Texas Business Corporation Act (the "TBCA"). Following the Merger, the Purchaser will continue as the surviving corporation under the name "Grey Wolf Drilling Company" and will continue its existence under the laws of the State of Texas, and the separate corporate existence of Grey Wolf will cease. The Merger will be consummated by filing with the Texas Secretary of State articles of merger executed in accordance with the relevant provisions of the TBCA and will become effective upon the issuance of a certificate of merger by the Texas Secretary of State. The Merger is expected to become effective as soon as practicable following the satisfaction or waiver, if permissible, of the conditions precedent set forth in the Merger Agreement, and in any event within ten days thereafter. The time the Merger becomes effective is herein referred to as the "Effective Time." The Articles of Incorporation and Bylaws of the Purchaser (amended to specify the name "Grey Wolf Drilling Company") will continue to be the Articles of Incorporation and Bylaws of the Purchaser following the Merger. The directors and the officers of the Purchaser immediately before the Effective Time will continue to be the directors and officers of the Purchaser following the Merger until their respective successors are duly elected or appointed and qualified.

CONVERSION OF SHARES OF GW COMMON STOCK

      Except as otherwise described below, at the Effective Time each issued and outstanding share of common stock without par value of Grey Wolf ("GW Common Stock") will be converted into the right to receive the "Share Fraction" (defined below) of:

      (a) an amount in cash (the "Cash Consideration") equal to the "Closing Cash Consideration" (defined below), PLUS

      (b) a number of shares of DI Common Stock (the "Stock Consideration") equal to the "Aggregate Stock Consideration" (defined below), PLUS (if applicable)

      (c) an amount, if any, in cash (the "Contingent Cash Consideration") equal to the "Aggregate Contingent Cash Consideration" (defined below).

The Cash Consideration, the Stock Consideration, and, if applicable, Contingent Cash Consideration are collectively referred to herein as the "Merger Consideration."

      The "Closing Cash Consideration" means $56.6 million, LESS such amount, if any, as may be deducted from the Closing Cash Consideration pursuant to the provisions of the Merger Agreement summarized under "--Required Ratio Adjustment," below, and PLUS the amount, if any, of the "Additional Closing Cash Consideration" which is added to that amount pursuant to the provisions of the Merger Agreement summarized under "--Escrow Arrangements," below.

      The "Aggregate Stock Consideration" means 14.0 million shares of DI Common Stock, PLUS OR MINUS such number, if any, of shares of DI Common Stock by which the Aggregate Stock Consideration will be increased or decreased pursuant to the provisions of the Merger Agreement summarized under "--Collar Adjustment," below, and PLUS such number, if any, of shares of DI Common Stock as may be added to the Aggregate Stock Consideration pursuant to the provisions of the Merger Agreement summarized under "--Required Ratio Adjustment," below.

      The "Aggregate Contingent Cash Consideration" means an amount, if any, equal to the sum of the Contingent Cash Consideration (defined below) payable to the former shareholders of Grey Wolf from the funds, if any, placed in escrow pursuant to the arrangements described under "--Escrow Arrangements," below.

      The "Share Fraction" means a fraction having "1" as its numerator and having as its denominator the number of shares of the GW Common Stock outstanding at the Effective Time (except and excluding any shares of GW Common Stock issued and held in Grey Wolf's treasury immediately before the Effective
Time).

ESCROW ARRANGEMENTS

      The Merger Agreement contemplates that at or immediately after the Effective Date, an escrow account will be established with a bank escrow agent into which DI and the Purchaser will deposit $5.0 million of cash that would otherwise be payable to the shareholders of Grey Wolf as Closing Cash Consideration at the Effective Time. The purpose of the escrow arrangement is generally to provide a source of payment for the net costs to the Purchaser, if any, for any eventual settlement by, or the payment of a monetary court judgment against, the Purchaser in certain litigation pending against Grey Wolf styled TEPCO, INC. V. GREY WOLF DRILLING COMPANY (Cause No. 96-49194) presently pending in the 164th Judicial District Court of Harris County, Texas, and any other lawsuits arising during the term of the escrow arrangement in which TEPCO asserts claims against the Company or the Purchaser which are the same as those made in the plaintiff's original petition filed in the case, or which are based on facts and circumstances alleged in that original petition (the "TEPCO Lawsuit").

      An escrow agreement will be entered into by and among DI, Grey Wolf, the Purchaser, Messrs. James K. B. Nelson and Sheldon B. Lubar, as "Stockholder Representatives," of the shareholders of Grey Wolf and a bank as escrow agent (such bank is herein referred to as the "Escrow Agent"). The escrow agreement is expected to be in substantially the form attached to the Merger Agreement as a schedule thereto (the "Escrow Agreement"). Grey Wolf has stated in the Escrow Agreement its belief that the claims asserted by TEPCO in the TEPCO Lawsuit are entirely without merit and that it believes that if the TEPCO Lawsuit is tried TEPCO will be denied any recovery and Grey Wolf will recover a judgment against TEPCO on Grey Wolf's counterclaim which has been asserted in the case. Grey Wolf has also stated in the Escrow Agreement that it agreed to enter into the Escrow Agreement incident to execution of the Merger Agreement solely to avoid potential delay in or interference with closing of the Merger which might otherwise result from the pendency of the nebulous and unquantified claims for alleged "damages" which have been asserted by TEPCO in its petition filed in the TEPCO Lawsuit. From and after the Effective Time, the Stockholder Representatives will control and direct the handling of the TEPCO Lawsuit; and DI and the Purchaser will provide such assistance and cooperation as shall be reasonably requested by the attorneys representing the Purchaser in the case.

      The Escrow Agreement generally provides that if a settlement approved by the Stockholder Representatives has been reached in the TEPCO Lawsuit or if a final judgment requiring a net payment by the Purchaser to TEPCO is rendered in the case, the Escrow Agent will pay to the Purchaser such funds remaining in escrow as are specified in joint, written instructions required to be given by the Purchaser and the Stockholder Representatives. The balance of the escrow account, if any, that is not required to be paid to the Purchaser, to the Escrow Agent or the Stockholder Representatives is to be allocated and distributed by the Escrow Agent to the former shareholders of Grey Wolf in proportion to their ownership of GW Common Stock at the Effective Time. The amount distributed to each former Grey Wolf shareholder is referred to as his or her "Contingent Cash Consideration," and the total Contingent Cash Consideration distributable to all former Grey Wolf Shareholders is referred to as the "Aggregate Contingent Cash Consideration." DI and the Purchaser are jointly and severally liable under the terms of the Merger Agreement to pay or cause to be paid the Continent Cash Consideration to each former Grey Wolf shareholder entitled to such payment. The agreement of DI and the Purchaser to pay or cause to be paid the Contingent Cash Consideration, if any, to each Stockholder will be secured by a security interest and common law pledge, assignment and lien on the escrow fund.

      The Purchaser also will be entitled from time to time to disbursements from the escrow account of amounts necessary to reimburse the Purchaser for federal income taxes to be paid by the Purchaser or DI with respect to the net taxable income generated by the escrow account and for one-half of the legal fees and expenses incurred by Purchaser in connection with the TEPCO lawsuit. The fees and reasonable expenses of the Escrow Agent and the reasonably incurred expenses of the Stockholder Representatives are also to be paid from the escrow fund.

      The Escrow Agreement provides that it will terminate prior to the Effective Time in the event of the settlement of the TEPCO Lawsuit prior to the Effective Time, or the entry of a final judgment denying the plaintiff's claims in the TEPCO Lawsuit prior to the Effective Time. In such cases, no amount of Contingent Cash Consideration will be payable to the holders of GW Common Stock or included in the Merger Consideration. Instead, the Closing Cash Consideration payable to holders of GW Common Stock will be increased by adding thereto an amount (the "Additional Closing Cash Consideration") equal to $5.0 million, less the amount, if any, of any "Settlement Payment" (defined below).

      If Grey Wolf determines, in its discretion, to settle the TEPCO Lawsuit and obtain an agreement for a full release of the underlying claims by TEPCO prior to the Effective Time, the amount, if any, of money paid or payable by Grey Wolf to TEPCO to obtain the release is herein referred to the "Settlement Payment." The Merger Agreement permits Grey Wolf, in its discretion, to affect a settlement of the TEPCO Lawsuit and the underlying claims at any time prior to the Effective Time; provided that Grey Wolf may not, without the consent of DI (which consent may not be unreasonably withheld or delayed), make or agree to make a Settlement Payment in excess of $5.0 million to affect such a settlement (which Grey Wolf has advised DI that it has no intention whatsoever of doing) or undertake any affirmative obligation to TEPCO or any other person in consideration for such a release other than to make a Settlement Payment (if any) in money and, if and to the extent Grey Wolf should so elect, to release (in whole or in part) claims of Grey Wolf against TEPCO and indemnify TEPCO against such claims (to the extent thus released) and to affect a dismissal of the TEPCO Lawsuit. The Merger Agreement provides that by approving the Merger Agreement, the shareholders of Grey Wolf are deemed to adopt and approve, and consent to and join in the terms of, the Escrow Agreement, and to agree to the appointment of the Stockholder Representatives and confirm the authority of the Stockholder Representatives to enter into the Escrow Agreement and to exercise the rights and authority and discretion as the representatives of the shareholders of Grey Wolf and have and be entitled to the benefit of the rights and releases therein granted to them.

COLLAR ADJUSTMENT

      The number of shares of DI Common Stock included in the Aggregate Stock Consideration has initially been agreed to be 14.0 million shares. The Merger Agreement provides, however, that if the "DI Common Stock Price" (as defined below) is less than $3.00 or more than $4.00, the number of shares of DI Common Stock included in the Aggregate Stock Consideration will be increased or decreased above or below 14.0 million shares (before giving effect to any increase in the number of shares of DI Common Stock included in the Aggregate Stock Consideration pursuant to the terms of the Merger Agreement described under "--Required Ratio Adjustment," if applicable). If the DI Common Stock Price is less than $3.00, the number of shares of DI Common Stock included in the Aggregate Stock Consideration will be increased to a number of shares equal to $42.0 million divided by the DI Common Stock Price. If the DI Common Stock Price is more than $4.00, the number of shares of DI Common Stock included in the Aggregate Stock Consideration will be decreased to the greater of (x) 11,666,667 shares, or (y) a number of shares equal to $56.0 million divided by the DI Common Stock Price.

      The "DI Common Stock Price" means an amount equal to the average of the closing sales price of DI Common Stock on the American Stock Exchange Consolidated Tape as reported by the WALL STREET JOURNAL (Southwest Edition) on each of the ten consecutive trading days immediately preceding the third trading day before the Effective Time of the Merger. Grey Wolf has agreed that it will not, and has agreed that it will request each of its officers and directors to agree that they will not, engage in trading in DI Common Stock during the twenty consecutive days immediately preceding the Effective Time of the Merger.

REQUIRED RATIO ADJUSTMENT

      If the number of shares of DI Common Stock included in the Aggregate Stock Consideration (after giving effect to any increase or decrease in such number of shares pursuant to the adjustments described above under "--Collar Adjustments," if applicable) is not sufficient to achieve the "Required Ratio" (hereinafter defined), then the number of shares of DI Common Stock included in the Aggregate Stock Consideration (after giving effect to any increase or decrease in such number of shares pursuant to the adjustments described above under "--Collar Adjustments," if applicable) will be increased by such additional number of shares of DI Common Stock as is necessary to achieve the "Required Ratio." If the number of shares of DI Common Stock included in the Aggregate Stock Consideration is increased to achieve the Required Ratio, then the amount of the Closing Cash Consideration will be reduced by deducting from the Closing Cash Consideration an amount equal to the product of (x) the number of additional shares of DI Common Stock by which the Aggregate Stock Consideration has been increased pursuant to Required Ratio adjustment MULTIPLIED BY (y) the DI Common Stock Price.

      The "Required Ratio" means that the number of shares of DI Common Stock included in the Aggregate Stock Consideration, after the adjustments thereof, if any, made pursuant to the Collar Adjustments and Required Ratio Adjustments, MULTIPLIED BY the DI Common Stock Price (the product being called the "Stock Value"), is equal to 45% of the sum of the Stock Value and an amount (the "Additional Amount") determined as follows:

            (a) If the Escrow Agreement is terminated prior to the Effective Time in accordance with its terms, the "Additional Amount" will be equal to the Closing Cash Consideration (as adjusted pursuant to the provisions described above under "--Escrow Arrangements," and as necessary to achieve the Required Ratio); or

            (b) If the Escrow Agreement is not terminated prior to the Effective Time in accordance with its terms, the "Additional Amount" will be equal to the sum of the Closing Cash Consideration (adjusted to achieve the Required Ratio) and $5.0 million.

EXCHANGE PROCEDURES; FRACTIONAL SHARES

      Promptly after the Effective Time, (a) the Merger Agreement requires DI or the Purchaser to deposit (or cause to be deposited) with a national bank doing business in Houston, Texas, to be designated by Grey Wolf subject to the reasonable approval of DI as exchange agent (the "Exchange Agent"), for the benefit of the holders of record of shares of GW Common Stock immediately before the Effective Time, for exchange in accordance with the Merger Agreement, cash in the amount of the Closing Cash Consideration, and (b) DI will deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of record of shares of GW Common Stock immediately before the Effective Time certificates representing the Aggregate Stock Consideration ("DI Certificates") issued in the names of such respective holders for the Stock Consideration to be received by such respective holders, for exchange in accordance with the Merger Agreement (the cash and shares deposited by DI being hereinafter referred to as the "Exchange Deposit").

      As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of GW Common Stock immediately before the Effective Time (excluding any Dissenting Shares) (a) a letter of transmittal (the "GW Letter of Transmittal") (which will specify that delivery will be effected, and risk of loss and title to Grey Wolf Certificates will pass, only upon delivery of Grey Wolf Certificates to the Exchange Agent, and will be in such form and have such other provisions as the Purchaser may reasonably specify, including without limitation provisions designed to comply with any necessary tax withholding obligations required by applicable law (if any there be) and (b) instructions for use in effecting the surrender of Grey Wolf Certificates in exchange for the Merger Consideration with respect to the shares of GW Common Stock formerly represented thereby.

      Upon surrender of a GW Certificate for cancellation to the Exchange Agent, together with Grey Wolf Letter of Transmittal, duly executed, and such other documents as the Purchaser or the Exchange Agent may reasonably request, with signatures thereon guaranteed, the holder of such GW Certificate will be entitled to receive in exchange therefor (a) a bank check in the amount equal to the Cash Consideration which such holder has the right to receive (plus any cash in lieu of fractional shares of DI Common Stock and less any required tax withholding, if any), and (b) a DI Certificate representing that number of shares of DI Common Stock that such holder has the right to receive as the Stock Consideration, and the Grey Wolf Certificate so surrendered will forthwith be canceled. Certificates representing shares of DI Common Stock issued to affiliates of Grey Wolf (as defined for purposes of Rule 145 under the Securities Act) will bear a restrictive legend in a form reasonably required by DI. Until surrendered for exchange, each GW Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of GW Common Stock formerly represented thereby.

      No fractional shares of DI Common Stock will be issued pursuant to the Merger. In lieu thereof, cash adjustments for fractional shares will be paid equal to the product of such fractional amount and the DI Common Stock Price.

      Any portion of the Exchange Deposit (including the proceeds of any investments thereof) that remains unclaimed by the holders of GW Common Stock six months after the Effective Time will be returned to the Purchaser. Any holders of GW Certificates who have not theretofore surrendered such GW Certificates will thereafter look only to the Purchaser for payment of their claims for the Merger Consideration, without any interest thereon, or for payment of the fair value of their Dissenting Shares. If any GW Certificates have not been surrendered before seven years after the Effective Time (or immediately before such earlier date on which any payment in respect thereof would otherwise escheat or become the property of a governmental authority pursuant to applicable law), the Merger Consideration in respect of such GW Certificates will, to the extent permitted by applicable law, become the property of the Purchaser, free and clear of all claims or interests of any person previously entitled to any such Merger Consideration.

      If the Escrow Agreement is not terminated prior to the Effective Time in accordance with the terms of the Escrow Agreement, and if funds remaining in escrow are due to the former holders of GW Common Stock pursuant to the Escrow Agreement, the Aggregate Contingent Cash Consideration will be paid and distributed from the Escrow Fund by the Escrow Agent to itself in its capacity as the Exchange Agent. Upon payment of the Aggregate Contingent Cash Consideration to the Exchange Agent, the Aggregate Contingent Cash Consideration will be the property of the Stockholders in proportion to the respective amounts of the Contingent Cash Consideration payable to the former Grey Wolf shareholders pursuant to the Merger Agreement, and will be received and held by the Exchange Agent as bailee for Grey Wolf shareholders; and as promptly as practicable after the date distribution is required, the Exchange Agent will distribute and pay the applicable Contingent Cash Consideration to each Stockholder by bank check issued and mailed to such Stockholder at the Stockholder's address provided pursuant to the GW Letter of Transmittal.

REGISTRATION RIGHTS

      Grey Wolf and DI have agreed to prepare and file with the Commission under the Securities Act of 1933 (the "Securities Act") as promptly as practicable, and to use all reasonable efforts to have declared effective by the Commission, a prospectus/proxy statement with respect to the approval of the Merger, including a registration statement on Form S-4 (the "Registration Statement") for the purpose of registering the DI Common Stock to be issued to the holders of the GW Common Stock as the Stock Consideration. As promptly as practicable after the Registration Statement has been declared effective by the Commission, Grey Wolf is obligated to mail the prospectus/proxy statement contained therein to its stockholders.

      Under the Merger Agreement, DI has agreed that as promptly as practicable after the receipt of a written demand therefor DI will, on one occasion only, prepare and file with the Commission under the Securities Act a registration statement on Form S-3 for the purpose of registering the resale in the market from time to time of the DI Common Stock issued in the Merger (the "Shelf Registration Statement") by the holders thereof, or by potential assignees of such holders to which all or a portion of such DI Common Stock may be transferred in transactions that do not constitute "sales" as that term is defined under the Securities Act. A demand for the filing of the Shelf Registration Statement may be made by the holder or holders of in excess of 1% of the DI Common Stock then outstanding.

      DI is required to use its best efforts to maintain the effectiveness of the Shelf Registration Statement until the second anniversary of the effective date of the Shelf Registration Statement, subject to further extension for additional periods of time if, and to the extent that, the Shelf Registration Statement is not declared effective within 45 days after the demand therefor, and for all periods of time during which holders are unable to use the Shelf Registration Statement because it is not then current under the Securities Act and regulations thereunder or because the registration statement or its availability for resales has been suspended pursuant to DI's right to do so under certain circumstances. Such suspensions by DI may not be for a period of more than (a) 60 consecutive days, or (b) 180 days within any twelve month period.

      DI has also extended incidental or "piggy-back" registration rights to Holders (as defined in the Merger Agreement) participate in certain underwritten public offerings conducted by DI during the period of time from the date a demand for a Shelf Registration Statement is made through the last date the resale Shelf Registration Statement is required to be maintained effective by DI. DI is required to use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit persons entitled to piggy-back registration rights to be included in the registration statement for such offering on the same terms and conditions as any similar securities of DI included therein. If the managing underwriter or underwriters of such offering indicates in writing to DI its reasonable belief that the inclusion of the shares requested to be so included might reasonably be expected to jeopardize the success of the offering of the securities of DI to be offered and sold by DI for its own account, then the amount of securities to be offered for the account of the Holders may be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters (which recommendation may be that no securities to be sold by Holders be included in such registration statement). The shares to be included in such registration statement will be selected in the following order of priority: (a) first, all of the securities that DI proposes to sell for its own account, if any; (b) second, any securities held by persons who, as of the date of the Merger Agreement, are contractually entitled to priority over Holders in the inclusion of their securities in such registration; (c) third, the securities requested to be included in such registration by Holders that have requested their eligible securities be included therein and any securities proposed to be included by other persons who, as of the date of the Merger Agreement, are contractually entitled to include a portion of their securities in such registration on a pro rata basis with Holders (I.E., such shares to be allocated between Holders and non-Holders based on the amount of securities that each proposes to offer in relation to the total amount of securities proposed to be offered by all such selling shareholders); and (d) fourth, any other securities to be offered and sold by other holders of DI's securities.

      All expenses incident to DI's performance of its demand or piggy-back registration obligations under the Merger Agreement will be borne by DI, except for discounts, commissions, fees or expenses payable to underwriters that are attributable to the sale of securities sold by selling shareholders and the fees and expenses of counsel for any selling Holder. The Merger Agreement provides customary indemnities by and for the benefit of DI and the selling shareholders in connection with demand or piggy-back registrations effected pursuant to the Merger Agreement.

GREY WOLF EMPLOYEE TRUST

      The Merger Agreement provides that shortly before the Effective Time Grey Wolf will establish an irrevocable trust (the "Employee Trust") by execution of a Trust Agreement (the "Trust Agreement") having a bank as trustee (the "Trustee") in the form attached to the Merger Agreement as Schedule 1.13. Grey Wolf will contribute and pay to the Trustee for inclusion in the principal of the Employee Trust the sum of $2.4 million in cash. Additionally, if the Merger occurs, then promptly after the Effective Time, James K.B. Nelson (the President of Grey Wolf and one of the major holders of the GW Common Stock, herein called "Nelson") has agreed in the Merger Agreement that he will contribute to the Trustee the sum of $1.65 million in cash to be added to the principal of the Employee Trust which will result in the Employee Trust having an initial principal of $4.05 million.

      The Employee Trust will be established for the benefit of those employees of Grey Wolf identified in Exhibit A to the Grey Wolf Drilling Company Deferred Compensation Plan (the "Plan") attached to the Trust Agreement who remain employed by Grey Wolf on the date of establishment of the Employee Trust (the "Grey Wolf Employees"). Under the Employee Trust, the Trustee is obligated to make payments to the Plan participants and their beneficiaries in accordance with and subject to the terms of the Plan.

      The amount of benefits payable under the Plan to a Grey Wolf employee is generally a function of the "Allocation Factor" assigned to the employee as set forth in Exhibit A to the Plan. Except for certain events of forfeiture specified in the Plan, benefits are generally fully vested and payable under the Plan on the first to occur of (a) the employee's death, (b) the employee's employment by the Purchaser is terminated due to the employee's disability, (c) the employee quits due to the occurrence of a Good Cause Event (as defined in the Plan), (d) the Purchaser terminates the employee's employment without Cause (as defined in the Plan), or (e) the first anniversary of the establishment of the Plan. An employee's benefits under the Plan will be forfeited if the employee resigns other than by reason of a good cause event or if the employee is discharged for Cause, in either case prior to the first anniversary of the Plan.

APPOINTMENT OF DI DIRECTORS; CHANGE OF NAME; EXECUTIVE OFFICES

      The Merger Agreement provides that the Board of Directors of DI will elect James K. B. Nelson, president of Grey Wolf, and William T. Donovan to serve as members of the Board of Directors of DI, to serve until the next regularly scheduled election of members of the Board of Directors of DI. The Merger Agreement also requires that DI will circulate a proxy statement to its shareholders for the next annual meeting of shareholders following the Merger soliciting their approval for a change of DI's name so that it includes the words "Grey Wolf." The executive headquarters of the Purchaser are required by the Merger Agreement to remain in the Houston area for a period of not less than one year from the Effective Time.

REPRESENTATIONS AND WARRANTIES

      In the Merger Agreement, Grey Wolf has made various representations and warranties relating to, among other things, its capitalization, financial statements, environmental matters, employee benefit and employment matters, the satisfaction of certain legal requirements for the Merger and the absence of certain litigation. DI has also made certain representations and warranties in the Merger Agreement concerning, for example, its financial statements, the accuracy of its filings with the Securities and Exchange Commission, the satisfaction of certain legal requirements for the Merger, the availability prior to July 1, 1997 of funds or financing commitments from reputable financial institutions for funds sufficient to consummate the Merger and the availability of such funds at the Effective Time. All such representations and warranties expire at the Effective Time.

CERTAIN COVENANTS AND AGREEMENTS

      DI and Grey Wolf have made certain covenants and agreements in the Merger Agreement including those summarized herein. All such covenants and agreements terminate at the Effective Time, except for those covenants and agreements which by their terms contemplate performance after the Effective Time which will survive the Effective Date.

AGREEMENTS TO SUPPORT THE MERGER

      The Merger Agreement contains the agreement of Grey Wolf that its Board of Directors will, subject to the fiduciary duties of Grey Wolf's Board of Directors under applicable law (as advised by its counsel) recommend that the shareholders of Grey Wolf vote in favor of approval and adoption of the Merger Agreement.

      DI has entered into separate agreements with each of three principal shareholders of Grey Wolf pursuant to which, among other things, the principal shareholder agrees to vote for and generally support the Merger (the "Voting and Support Agreements"). The names of the principal shareholders and the number of shares of GW Common Stock which such principal shareholders have represented in their Voting and Support Agreements that they own beneficially or of record are as follows: Sheldon B. Lubar, individually and on behalf of certain nominees, 1,136,168 shares; James K. B. Nelson, 333,371 shares; and Felicity Ventures, Ltd. (of which James K. B. Nelson, is a general partner), 666,667 shares. The aggregate number of shares of GW Common Stock that such principal shareholders have agreed to vote in favor of the Merger, totals 2,136,206 shares or approximately 71.7 % of the 2,978,379 shares of GW Common Stock which Grey Wolf has represented in the Merger Agreement to be issued and outstanding. The Voting and Support Agreements are filed as Exhibits to this report.

CONDUCT OF GREY WOLF'S BUSINESS PRIOR TO THE MERGER

      Except as contemplated by the Merger Agreement, unless otherwise agreed to in writing by DI, the Merger Agreement requires that Grey Wolf will conduct its business prior to the Effective Time in the ordinary course consistent with past practice and will use best efforts to preserve intact the business organization of Grey Wolf, to keep available as a group the services of its current officers and key employees, and to preserve the good will of its material customers. For example, except as otherwise contemplated by the Merger Agreement or as otherwise agreed to in writing by DI, prior to the Effective Time, Grey Wolf will not (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) any shares of capital stock of Grey Wolf or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of Grey Wolf, or any options, warrants, calls, rights, commitments or any other agreements of any character to purchase or acquire any shares of capital stock of Grey Wolf or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any such shares of capital stock, or grant or accelerate any right to convert or exchange any securities of Grey Wolf for shares of GW Common Stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, shares of GW Common Stock outstanding on the date hereof; (b) redeem or otherwise acquire, or propose to redeem or otherwise acquire, any of the outstanding equity securities of Grey Wolf (including shares of GW Common Stock); (c) declare, set aside or pay any dividend or other distribution in respect of any shares of capital stock of Grey Wolf; (d) make any acquisition, by means of a merger or otherwise, of a material amount of assets or securities; (e) agree to any sale, lease, encumbrance or other disposition of a material amount of assets or securities or any material change in its capitalization, other than sales or other dispositions in the ordinary course consistent with past practice; (f) enter into any material contract other than in the ordinary course of business or agree to any release or relinquishment of any material contract rights; (g) incur any long-term debt or short-term debt for borrowed money except for debt incurred in the ordinary course consistent with past practice; (h) propose or adopt any amendments to the Articles of Incorporation or Bylaws of Grey Wolf;
(i) enter into any new employment, consulting, severance or indemnification agreement with any officer, director or key management employee; or (j) agree in writing or otherwise to take (i) any of the foregoing actions or (ii) any action which would make any representation or warranty of Grey Wolf in the Merger Agreement untrue or incorrect in any material respect. Grey Wolf is also prohibited from paying bonuses and granting salary increases without the prior written consent of Purchaser.

NON-SOLICITATION

      In the Merger Agreement, Grey Wolf has agreed that it will not, directly or indirectly, and will instruct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, Grey Wolf (any such proposal or offer being referred to herein as an "Acquisition Proposal"), and that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any such Acquisition Proposal. The Merger Agreement also provides, however, that Grey Wolf may furnish information and may engage in discussions or negotiations with any person if, following the receipt of an unsolicited bona fide written Acquisition Proposal from any such person (a) counsel advises Grey Wolf's directors that failure to furnish such information or engage in such discussions or negotiations could involve Grey Wolf's directors in a breach of their fiduciary duties and (b) Grey Wolf's directors believe, in good faith, after consultation with Grey Wolf's financial advisors, that such person may make a bona fide proposal for a transaction more favorable to Grey Wolf's shareholders than the transactions contemplated by the Merger. Grey Wolf and its Board of Directors are also not prohibited by the Merger Agreement from making such disclosure to Grey Wolf Shareholders concerning Acquisition Proposals or related matters as, in the judgment of the Board of Directors with the advice of counsel, may be required under applicable law. Grey Wolf has agreed to promptly notify DI of the receipt of any Acquisition Proposal and, subject to the fiduciary duties of Grey Wolf's board of directors, keep DI informed of the status thereof.

INDEMNIFICATION AND INSURANCE.

      From and after the Effective Time, DI and the Purchaser have agreed in the Merger Agreement to indemnify and hold harmless each present and former employee, agent, officer or director of Grey Wolf (the "Indemnified Parties") to the fullest extent permitted under applicable law against any losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement ("Damages") in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission occurring prior to or at the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation which arises out of or relates to the transactions contemplated hereby) (a "Claim") without regard to the form of action whether in law or in equity and including but not limited to claims based on negligence or strict liability of any indemnified party or any other theory of recovery. These rights to indemnification survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time. In the event any Indemnified Party asserts in writing that he is entitled to be indemnified and held harmless against any potential Damages arising out of or pertaining to any Claim prior to the end of such six-year period, all rights to indemnification in respect of any such Damages will continue until disposition of any such Claim. DI and the Company have also agreed, to the fullest extent permitted under applicable law, to periodically advance expenses as incurred with respect to any Claim or potential Claim; PROVIDED that the person to whom expenses are advanced, if required by applicable law, provides a written affirmation of his good faith belief that he has met the standard of conduct prescribed by law as being necessary for indemnification and a written undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnification

      The Merger Agreement provides that DI will amend its bylaws to contain the provisions with respect to indemnification and directors' and officers' insurance consistent with those set forth in Grey Wolf's bylaws, as in effect on the date of the Merger Agreement, and that DI will not be amend such provisions for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of Grey Wolf, except if such amendment is required by law.

      In addition to the indemnification arrangements described above, Grey Wolf has entered into contractual indemnification arrangements with its directors and certain of its officers (the "Indemnification Agreements") which provide indemnification to the indemnified party effective as of March 6, 1997, the day immediately prior to the date on which the Merger Agreement was executed. Pursuant to the Indemnification Agreements the officer or director is indemnified, to the fullest extent permitted by law, from claims and expenses in any way related to the fact that such person was or is a director, officer, employee, trustee, agent or fiduciary of Grey Wolf, or was serving at the request of Grey Wolf in a similar capacity in other corporation, trust, partnership or other entity or enterprise. Under the terms of the Merger, the Indemnification Agreements will become contractual obligations of the Purchaser following the Effective Time. The forms of Indemnification Agreement are filed as an Exhibit to this report.

      DI and the Purchaser are required under the Merger Agreement to use their best efforts to cause to be maintained in effect for six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by Grey Wolf with respect to all matters, including the transactions contemplated by the Merger Agreement, occurring prior to or at the Effective Time. DI and the Purchaser may, however, substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution. DI and the Purchaser are also entitled to reduce the coverage provided by such directors' and officers' liability insurance if and to the extent required to cause the total annual premium for such directors' and officers' liability insurance not to exceed a total annual premium of $150,000.

EMPLOYEE BENEFIT PLANS

      The Merger Agreement requires the Purchaser to replace the Grey Wolf Drilling Co. Employees' 401(k) and Profit Sharing Plan with another plan or plans providing, in the aggregate, for a substantially equivalent or greater level of compensation, funding, and benefits for employees of Grey Wolf who remain employed by the Purchaser after the Effective Time. DI currently believes that the terms of its existing 401(k) plan meets the requirements of the Merger Agreement.

CONDITIONS TO CONSUMMATION OF THE MERGER

      The obligations of each party to effect the Merger are subject to the satisfaction or waiver, if permissible, at or prior to the Effective Time, of the following conditions: (a) the Merger Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of Grey Wolf in accordance with the TBCA and Grey Wolf's Articles of Incorporation; (b) no statute, rule, regulation, order, decree, ruling or injunction shall have been promulgated, enacted, or issued by any court or governmental authority of competent jurisdiction which is in effect and has the effect of prohibiting the consummation of the Merger; (c) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated; (d) the DI Common Stock Price shall not be less than $2.20 or more than $4.80; (e) DI and the Purchaser shall have obtained and have in hand sufficient funds, or binding written commitments from responsible and reputable financial institutions reasonably satisfactory to Grey Wolf to provide such funds, to enable DI and the Purchaser to pay the Closing Cash Consideration and to make the $5.0 million escrow deposit (if any) to be made without resulting in a breach or violation of certain of DI's representations and warranties; and (f) the Escrow Agreement shall have been executed and delivered by DI, Grey Wolf, the Stockholder Representatives, and bank Escrow Agent.

      The obligations of DI and the Purchaser under the Merger Agreement are subject to the satisfaction (or waiver by DI and the Purchaser), at or prior to the Effective Time, of each of the following conditions: (a) all representations and warranties of Grey Wolf contained in the Merger Agreement or in any certificate or document delivered to DI and the Purchaser pursuant hereto shall be true and correct on and as of the date made, and Grey Wolf shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in the Merger Agreement to be performed or complied with by it prior to or at the Effective Time; (b) there shall have been no material adverse change in the financial condition, business or operations of Grey Wolf from the date of the Merger Agreement until the Effective Time; (c) DI shall have received a favorable opinion of Arthur Andersen LLP or of KPMG Peat Marwick, L.L.P., addressed to DI and in form and substance reasonably satisfactory to it to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (d) the number of shares of GW Common Stock held by persons who have evidenced an intent to exercise dissenters' rights of appraisal shall not be in excess of 5% of the outstanding GW Common Stock; and (e) the holders of shares of GW Common Stock who will receive, in the aggregate, ninety percent of the Stock Consideration shall have executed letters stating that they have no plan or intent to sell, exchange, transfer, distribute or otherwise reduce their risk of ownership of the DI Common Stock they will receive in the Merger; provided that no such holder shall have liability to DI or the Purchaser by reason of execution or delivery of any such letter or any representation made in the Merger Agreement.

      The obligations of Grey Wolf under the Merger Agreement are subject to the satisfaction (or waiver by Grey Wolf), at or prior to the Effective Time, of the following conditions: (a) all representations and warranties of DI and the Purchaser contained in the Merger Agreement or in any certificate or document delivered to Grey Wolf pursuant to the Merger Agreement shall be true and correct on and as of the date made, and DI and the Purchaser shall have performed all obligations and agreements, and complied with all covenants and conditions contained in the Merger Agreement to be performed or complied with by them prior to or at the Effective Time; and (b) Grey Wolf shall have received a favorable opinion of Arthur Andersen LLP or of KPMG Peat Marwick, L.L.P., addressed to Grey Wolf and its stockholders and in form and substance reasonably satisfactory to it to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code.

TERMINATION RIGHTS

      The Merger Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval and adoption of the Merger Agreement by the shareholders of Grey Wolf under the following circumstances: (a) by mutual written consent duly authorized by the Boards of Directors of Grey Wolf, DI and the Purchaser; (b) by the Purchaser and DI or Grey Wolf if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, permanently enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (c) by Grey Wolf if, prior to the Effective Time, Grey Wolf is not in breach of its obligations summarized under "--Non-Solicitation," above, and a person other than the Purchaser shall have made an unsolicited bona fide proposal for a transaction, which Grey Wolf's Board of Directors believes, in good faith, after consultation with Grey Wolf's financial advisors, is more favorable to Grey Wolf's shareholders than the transactions contemplated by the Merger; (d) by DI if neither DI nor the Purchaser is in material breach of the Merger Agreement and Grey Wolf's Board of Directors shall have (i) withdrawn its recommendation that the shareholders of Grey Wolf vote in favor of approval and adoption of the Merger Agreement, or (ii) recommended or approved the acceptance or approval by stockholders of Grey Wolf of any Acquisition Proposal (other than one by DI or its affiliates); (e) by Grey Wolf, if Grey Wolf is not in material breach of the Merger Agreement and the Effective Time shall not have occurred on or prior to July 1, 1997; or (f) by DI, if neither DI nor the Purchaser is in material breach of the Merger Agreement and the Effective Time shall not have occurred on or prior to July 1, 1997.

      If the Merger Agreement is terminated by Grey Wolf because Grey Wolf's board of directors receives an unsolicited competing acquisition proposal which the Grey Wolf board of directors believes is more favorable to Grey Wolf shareholders than the Merger, or if the Merger Agreement is terminated by DI because Grey Wolf's board of directors has withdrawn its recommendation of the Merger to Grey Wolf Shareholders or has recommended or approved another acquisition proposal, then Grey Wolf is obligated to pay to DI, on demand, as the sole remedy of DI and the Purchaser under the Merger Agreement, a fee of $2.0 million in full reimbursement and compensation for DI's time and effort in negotiating and entering into the Merger Agreement and taking actions pursuant thereto.

      If closing of the Merger does not occur because DI and the Purchaser have not obtained and have in hand sufficient funds, or binding written commitments from responsible and reputable financial institutions reasonably satisfactory to Grey Wolf to provide such funds, to enable DI to pay the cash merger consideration and fund the $5.0 million escrow fund if so required (in either event without breach certain of DI's representations and warranties), then DI is obligated to pay to Grey Wolf on demand, as Grey Wolf's sole remedy under the Merger Agreement, $2.0 million as liquidated damages in full reimbursement and compensation to Grey Wolf and its shareholders.

AMENDMENT; WAIVERS

      To the extent permitted by applicable law, the Merger Agreement may be amended by action taken by or on behalf of the Boards of Directors of Grey Wolf, DI and the Purchaser at any time before or after approval and adoption of the Merger Agreement by the shareholders of Grey Wolf. After any such shareholder approval and adoption, however, no amendment shall be made which decreases the merger consideration changes the form thereof or which adversely affects the rights of Grey Wolf's shareholders under the Merger Agreement without the approval of the holders of at least two-thirds of the outstanding shares of GW Common Stock. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

      At any time prior to the Effective Time, Grey Wolf on the one hand and DI and the Purchaser on the other, by action taken by or on behalf of the Board of Directors of Grey Wolf, DI and the Purchaser, may (a) extend the time for the performance of any of the obligations or other acts of any other party under the Merger Agreement, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement of any other party or in any document, certificate or writing delivered pursuant to the Merger Agreement by any other party or (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of any party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.


DISSENTING SHARES

      Under the provisions of the TBCA, record holders of GW Common Stock will be entitled to exercise dissenter's rights with respect to the Merger. Accordingly, shares of GW Common Stock that are issued and outstanding immediately before the Effective Time and which are held by shareholders who have not voted such shares of GW Common Stock in favor of the Merger and shall have delivered a written objection to the Merger in the manner provided in the TBCA (the "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal and payment under the TBCA. If any such holder fails to perfect or is deemed to have effectively withdrawn or lost such right, such holder's shares of GW Common Stock will thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration provided as provided in the Merger Agreement, without any interest thereon.

SALES TAX OBLIGATIONS

      Sales or use taxes, if any, imposed by any domestic or foreign taxing authority with respect to the property of Grey Wolf due with respect to the Merger will be borne by DI or the Purchaser and will not be a liability of the shareholders of Grey Wolf.

                          FINANCING OF THE MERGER BY DI

      DI's board of directors is evaluating various avenues of financing the Cash Consideration for the Merger. It is presently anticipated, however, that the likely source of such funds will be provided by a combination of some or all of additional advances under existing credit agreements with its commercial banks, DI's cash on hand and the net proceeds of a possible offering of high yield debt securities having terms yet to be determined. Management of DI presently expects that any such offering of DI's debt securities to finance the Merger will be conducted pursuant to either an underwritten public offering or a private placement offering followed by resale to qualified institution buyers pursuant to Rule 144A of the Commission. DI has not yet received any commitments from investment banking firms to conduct such a debt offering or from any other financial institution to provide the additional financing required to complete the Merger. Although management of DI has had discussions with investment banking firms and other financial institutions regarding its financing needs in connection with the proposed Merger, there necessarily can be no assurance that such commitments for financing or financing can be timely obtained or that such financing as may be available will be on terms satisfactory to DI.

                                    EXHIBITS

      The following exhibits are filed with this Current Report on Form 8-K:

            10.1 Agreement and Plan of Merger dated March 7, 1997, by and among DI Industries, Inc., Drillers Inc., and Grey Wolf Drilling Company including form of Escrow Agreement, form of Trust Under Grey Wolf Drilling Company Deferred Corporation Plan, and form of Grey Wolf Drilling Company Deferred Compensation Plan.

            10.2 Voting and Support Agreement dated March 7, 1997, of Sheldon B. Lubar.

            10.3 Voting and Support Agreement dated March 7, 1997, of Felicity Ventures, Ltd.

            10.4 Voting and Support Agreement dated March 7, 1997, of James K.B. Nelson.

            10.5 Indemnification Agreement dated as of March 6, 1997, by and between Grey Wolf Drilling Company and James K. B. Nelson.

            10.6 Indemnification Agreement dated as of March 6, 1997, by and between Grey Wolf Drilling Company and Billy G. Emanis.

            10.7 Indemnification Agreement dated as of March 6, 1997, by and between Grey Wolf Drilling Company and Bill Brannon.

            10.8 Indemnification Agreement dated as of March 6, 1997, by and between Grey Wolf Drilling Company and Tom L. Ferguson.

            10.9 Indemnification Agreement dated as of March 6, 1997, by and between Grey Wolf Drilling Company and John D. Peterson.

            10.10 Indemnification Agreement dated as of March 6, 1997, by and between Grey Wolf Drilling Company and Janet V. Campbell.

            10.11 Indemnification Agreement dated as of March 6, 1997, by and between Grey Wolf Drilling Company and Sheldon B. Lubar.

            10.12 Indemnification Agreement dated as of March 6, 1997, by and between Grey Wolf Drilling Company and Robert P. Probst.

            10.13 Indemnification Agreement dated as of March 6, 1997, by and between Grey Wolf Drilling Company and Uriel E. Dutton.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 10, 1997
                                    DI INDUSTRIES, INC.

                                    By:   T. SCOTT O'KEEFE,
                                          Senior Vice President and
                                          Chief Financial Officer